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                                                                    EXHIBIT 99.1


               DEUTSCHE TELEKOM, VOICESTREAM AND POWERTEL ANNOUNCE EXPECTED COMPLETION DATE OF MERGERS AND ELECTION DEADLINES


BELLEVUE, Wash. AND WEST POINT, Ga., MAY 14, 2001- Deutsche Telekom AG (NYSE:
DT) (FSE: DTE), VoiceStream Wireless Corporation (Nasdaq: VSTR) and Powertel, Inc. (Nasdaq: PTEL) today announced that the previously announced mergers between Deutsche Telekom and VoiceStream and between Deutsche Telekom and Powertel are expected to occur on May 31, 2001.

In addition, the three companies announced that 5 p.m., New York City time, on May 23, 2001 is the election deadline for both the election by VoiceStream stockholders for the type of merger consideration they will receive, and the pre-merger election by VoiceStream and Powertel stockholders whether to receive in the respective merger Deutsche Telekom ordinary shares or Deutsche Telekom American depositary shares. Questions about the election and transmittal procedure, or requests for copies of the election forms, should be directed to MacKenzie Partners, the Information Agent for both mergers at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect).

ABOUT DEUTSCHE TELEKOM

Deutsche Telekom is Europe's largest communications company and one of the largest communications carriers worldwide based on 2000 revenues of 40.9 billion euros ($38.6 billion). Through T-Mobile, Deutsche Telekom's mobile telephony subsidiary, and through other subsidiaries and investments, Deutsche Telekom serves more than 46 million mobile telephony customers worldwide. Deutsche Telekom offers its customers a complete range of fixed-line voice telephony products and services through more than 50 million access lines. Deutsche Telekom is a leading provider of high-speed digital access lines with approximately 860,000 new asymmetric digital subscriber line (T-DSL) services currently sold and 18.6 million channels using the information transfer standard ISDN (Integrated Services Digital Network) as of March 31, 2001. In online services, T-Online is Europe's largest Internet provider with approximately 8.7 million subscribers. In January 2001, Deutsche Telekom launched T-Systems, Europe's second-largest provider of comprehensive IT and telecommunications services to business customers in more than 20 countries. For more information about Deutsche Telekom, visit http://www.telekom.de/international.

ABOUT VOICESTREAM WIRELESS

Based in Bellevue, WA, VoiceStream Wireless Corp. (Nasdaq:VSTR) is a leading provider of digital wireless communications in the United States. VoiceStream has experienced significant


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growth over the past year, entering into a series of strategic business transactions that will allow VoiceStream and its affiliates to provide service to more than 270 million people, representing 97% of the U.S. population. VoiceStream uses and operates the Global System for Mobile (GSM) communications technology platform. Adopted by 158 countries, GSM accounts for approximately 70 percent of the total digital wireless market. VoiceStream is the only U.S. wireless telecommunications provider with a national GSM wireless technology network, which gives customers the choice of using their VoiceStream number when traveling internationally and supports roaming capabilities for other GSM customers traveling to the United States. For more information, go to http://www.voicestream.com.


ABOUT POWERTEL

Powertel, Inc. (Nasdaq: PTEL) provides 100 percent digital PCS wireless services in its licensed service area in 12 states in the Southeast - one of the largest contiguous PCS networks in the southeastern United States. Through its affiliation with other GSM carriers, Powertel's coverage extends across the United States to most major cities and into much of Canada to a population of more than 260 million people. Powertel's core markets are in 34 southeastern metropolitan areas and along the major highway corridors that connect them. Athens, Atlanta, Augusta, Columbus, Birmingham, Chattanooga, Jackson, Jacksonville, Knoxville, Lexington, Louisville, Macon, Memphis, Nashville and Savannah are among the municipalities in Powertel's licensed service area, which has a population of more than 25 million people. For more information on Powertel and its products and services, visit the company on its web site at: http://www.powertel.com.

THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS THAT ARE NEITHER REPORTED FINANCIAL RESULTS NOR OTHER HISTORICAL INFORMATION. THESE STATEMENTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE U.S. FEDERAL SECURITIES LAWS. BECAUSE THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, ACTUAL FUTURE RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS. MANY OF THESE RISKS AND UNCERTAINTIES RELATE TO FACTORS THAT ARE BEYOND THE COMPANIES' ABILITY TO CONTROL OR ESTIMATE PRECISELY, SUCH AS FUTURE MARKET CONDITIONS, CURRENCY FLUCTUATIONS, THE BEHAVIOR OF OTHER MARKET PARTICIPANTS, THE ACTIONS OF GOVERNMENTAL REGULATORS AND OTHER RISK FACTORS DETAILED IN THE COMPANIES' REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANIES DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE.

                                      # # #

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CONTACTS:

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DEUTSCHE TELEKOM              VOICESTREAM               POWERTEL
----------------------------------------------------------------------
PRESS                         PRESS                     Kevin Inda
Jill Clark                    Kim Thompson              706-645-2000
212-424-2996                  425-378-4074

Hans Ehnert
011-49-228-181-4949

INVESTORS                     INVESTORS
Nils Paellmann                Casey Otley
212-424-2951                  877-852-8682
----------------------------------------------------------------------